UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026

MICROBOT MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Derby St., Bld. 27

Hingham, MA 02043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 875-3605

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MBOT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 5.02 below is incorporated herein by reference into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As of February 20, 2026, Microbot Medical Inc. (the “Company”) entered into:

●	Addendum #3 to Employment Agreement, with Simon Sharon, the Company’s Chief Technology Officer and the General Manager of the Company’s Israel facilities, to (a) increase Mr. Sharon’s annual base salary to NIS 1,008,000, commencing for the 2026 fiscal year, and (b) to increase the maximum annual bonus of Mr. Sharon to up to 50% of base salary, commencing for the 2026 fiscal year (the “Sharon Agreement”). In addition, the Sharon Agreement provides that the base salary shall be reviewed on an annual basis, taking into account such performance metrics and criteria of Mr. Sharon and of the Company in the Compensation Committee’s (or the full Board of Director’s, if applicable) sole discretion, without further amendment or addendum to Mr. Sharon’s employment agreement, as amended by the Sharon Agreement.

●	Addendum #3 to Employment Agreement, with Rachel Vaknin, the Company’s Chief Financial Officer, to (a) increase Ms. Vaknin’s annual base salary to NIS 756,000, commencing for the 2026 fiscal year, and (b) to increase the maximum annual bonus of Ms. Vaknin to up to 50% of base salary, commencing for the 2026 fiscal year (the “Vaknin Agreement”). In addition, the Vaknin Agreement provides that the base salary shall be reviewed on an annual basis, taking into account such performance metrics and criteria of Ms. Vaknin and of the Company in the Compensation Committee’s (or the full Board of Director’s, if applicable) sole discretion, without further amendment or addendum to Ms. Vaknin’s employment agreement, as amended by the Vaknin Agreement.

●	Amendment #2 to Employment Agreement, with Juan Diaz-Cartelle, the Company’s Chief Medical Officer, to increase the maximum annual bonus of Dr. Diaz-Cartelle to up to 50% of base salary, commencing for the 2026 fiscal year (the “Diaz-Cartelle Agreement”).

In addition, on February 18, 2026, the Company authorized the payment of a special bonus to Harel Gadot, the Company’s Chief Executive Officer, President and Chairman, in the amount of approximately $140,000. This is in addition to any other bonuses he is entitled to receive under his existing employment agreement.

The Sharon Agreement, Vaknin Agreement and Diaz-Cartelle Agreement are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K. The description of the terms of the Sharon Agreement, Vaknin Agreement and Diaz-Cartelle Agreement are not intended to be complete and are qualified in their entirety by reference to such exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Addendum #3 to Employment Agreement, dated as of February 20, 2026, with Simon Sharon
10.2	Addendum #3 to Employment Agreement, dated as of February 20, 2026, with Rachel Vaknin
10.3	Amendment #2 to Employment Agreement, dated as of February 20, 2026, with Juan Diaz-Cartelle
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROBOT MEDICAL INC.

By:	/s/ Harel Gadot
Name:	Harel Gadot
Title:	Chief Executive Officer, President and Chairman

Date: February 24, 2026